Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2023, DECLARES $0.10 PER SHARE CASH DIVIDEND, AND PROVIDES CONFERENCE CALL INFORMATION

Oklahoma City, Oklahoma, August 2, 2023 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three and six-month periods ended June 30, 2023.
Recent Highlights
•On August 1, 2023, the Board of Directors of the Company declared a $0.10 per share cash dividend payable on August 28, 2023 to shareholders of record on August 14, 2023
•On July 11, 2023, the Company closed an acquisition which increased the Company's working interest in twenty-six wells operated by SandRidge within the Northwest Stack play for approximately $11.3 million, with an effective date of April 1, 2023. Average net production associated with the acquired interests for the first quarter of 2023 was approximately 500 barrels of oil equivalent per day (~30% oil)
•Second quarter net income was $16.6 million, or $0.45 per basic share. Adjusted net income(1) was $14.0 million, or $0.38 per basic share
•Adjusted EBITDA(1) of $20.0 million in the second quarter
•Approximately $39.5 million of free cash flow(1) in the six-month period ended June 30, 2023, which represents a conversion rate of approximately 77% relative to adjusted EBITDA(1)
•Approximately $2.9 million in interest income during the second quarter bringing the total for the first six months of 2023 to approximately $5.4 million
•Second quarter G&A was $2.5 million, or $1.55 per Boe and adjusted G&A(1) was approximately $1.9 million, or $1.21 per Boe
•On May 12, 2023, the Company announced a one-time cash dividend of $2.00 per share that was paid on June 7, 2023. At that time, the Company also announced plans for an on-going quarterly cash dividend of $0.10 per share, first payable in August 2023, subject to quarterly approval by the Board of Directors
Financial Results & Update
Profitability & Realized Pricing
For the three months ended June 30, 2023, the Company reported net income of $16.6 million, or $0.45 per basic share, and net cash provided by operating activities of $24.0 million. After adjusting for certain items, the Company's adjusted net income(1) amounted to $14.0 million, or $0.38 per basic share, adjusted operating cash flow(1) totaled $22.6 million and adjusted EBITDA(1) was $20.0 million for the quarter. The Company defines and reconciles adjusted net income, adjusted operating cash flow, adjusted EBITDA, and other non-GAAP financial measures to the most directly comparable Generally Accepted Accounting Principles in the United States ("GAAP") measure in supporting tables at the conclusion of this press release.

For the six-month period ended June 30, 2023, the Company generated approximately $39.5 million of free cash flow(1), which represents a conversion rate of approximately 77% relative to adjusted EBITDA.
Second quarter realized oil, natural gas, and natural gas liquids prices, before the impact of derivatives(2), were $68.02 per Bbl, $1.31 per Mcf and $15.97 per Bbl, respectively. Realized oil, natural gas, and natural gas liquids prices, before the impact of derivatives(2), for the six months ended June 30, 2023 were $70.99 per Bbl, $2.00 per Mcf and $20.19 per Bbl, respectively.
Operating Costs
During the second quarter of 2023, lease operating expense ("LOE") was $8.8 million or $5.53 per Boe, a decrease versus the prior quarter primarily due to a reduction in utility costs and lower workover expenses. Despite market driven inflationary pressures and higher production costs associated with more producing wells from the Company’s well reactivation and development programs, LOE for the six-month period ended June 30, 2023 was kept relatively consistent, compared to the same period in 2022.
For the three months ended June 30, 2023, general and administrative expense ("G&A") was $2.5 million, or $1.55 per Boe. Adjusted G&A(1) was $1.9 million, or $1.21 per Boe.
Liquidity and Capital Structure
As of June 30, 2023, the Company had $224.0 million of cash and cash equivalents, including restricted cash, diversified across multiple financial institutions. The Company has no outstanding term or revolving debt obligations.
Dividend Program
On May 12, 2023, SandRidge announced a one-time cash dividend of $2.00 per share that was paid on June 7, 2023. At that time, the Company also announced plans for an on-going quarterly cash dividend of $0.10 per share, first payable in August 2023, subject to quarterly approval by the Board of Directors. On August 1, 2023, the Board of Directors of the Company declared a $0.10 per share cash dividend payable on August 28, 2023 to shareholders of record on August 14, 2023.
Working Interest Acquisition
On July 11, 2023, closed an acquisition which increased the Company's working interest in twenty-six wells operated by SandRidge within the Northwest Stack play for approximately $11.3 million, with an effective date of April 1, 2023. Average net production associated with the acquired interests for the first quarter of 2023 was approximately 500 barrels of oil equivalent per day (~30% oil). The low decline profile and oilier content associated with these properties and interests will further strengthen the Company's commodity price realizations, operating margins and cash flow.
Operational Results & Update
Production
Production totaled 1,593 MBoe (17.5 MBoed, 18% oil, 54% natural gas and 28% NGLs) for the three months ended June 30, 2023 compared to 1,620 MBoe (17.8 MBoed, 13% oil, 54% natural gas and 33% NGLs) for the three months ended June 30, 2022. SandRidge's recent capital development program has helped to sustain production levels, while increasing oil content as a percentage of total production.
Development Program
During the second quarter, SandRidge completed two wells targeting the Meramec formation in the core of the Northwest Stack play as part of its previously announced capital development program, concluding the program for the year. SandRidge will continue to monitor opportunities for future development, with its primary focus being to generate high rates of return. The higher oil content of its new Northwest Stack wells versus the Company's base production was the primary driver of SandRidge's oil production increasing by approximately 39% in the second quarter of 2023 versus the second quarter of 2022. This increases the Company's oil as a percentage of total production and enhances its commodity realizations.
Base Production Declines
During the first half of 2023, SandRidge completed ten artificial lift conversions as the Company continues to focus on high return and value-adding projects that provide benefits such as lowering forward-looking costs, enhancing or reactivating production on existing wells, and further supporting its modest decline profile. These focused efforts over recent quarters have helped lower SandRidge's expected annual base PDP decline to an average of ~8% over the next ten years. The Company continues to ensure that all projects meet high rate of return thresholds and remains capital disciplined as the commodity price landscape changes.
Outlook
SandRidge will continue to focus on growing the cash value and generation capability of its asset base in a safe, responsible and efficient manner, while exercising prudent capital allocations to projects it believes provide high rates of returns in the current commodity price outlook. These near-term projects will be focused on artificial lift conversions to more efficient and cost-effective systems, other capital-efficient workovers, and limited well reactivations, while preserving future development, and expanded well reactivations, benefited by our 99% held by production acreage position that extends the option value to initiate projects in favorable commodity price environments, to achieve high rates of return. The Company will continue to monitor forward-looking commodity prices, results, costs and other factors that could influence returns on investments, which will continue to shape its disciplined development decisions in 2023 and beyond.
SandRidge will also continue to maintain the optionality to execute on value accretive merger and acquisition opportunities that could bring synergies, leverage the Company's core competencies, complement its portfolio of assets, further utilize its approximately $1.6 billion of net operating losses ("NOLs"), or otherwise yield attractive returns for its shareholders.
Environmental, Social, and Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment, to include no routine flaring of produced natural gas and transporting approximately 97% of its produced water via pipeline instead of truck. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce. We have personnel dedicated to the close monitoring of our safety standards and daily operations.
Conference Call Information
The Company will host a conference call to discuss these results on Thursday, August 3, 2023 at 10:00 am CT. The conference call can be accessed by registering online in advance at https://conferencingportals.com/event/mIkSnMey at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration. The Company's latest presentation is available on the Company's website at investors.sandridgeenergy.com/Investor-Relations/events.

A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for at least 30 days.
Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	See "Operational and Financial Statistics" section at the end of this press release for impacts of derivatives on commodity price realizations.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Production - Total
Oil (MBbl)	288	207	549	421
Natural Gas (MMcf)	5,185	5,231	10,097	10,426
NGL (MBbl)	441	541	861	1,067
Oil equivalent (MBoe)	1,593	1,620	3,093	3,226
Daily production (MBoed)	17.5	17.8	17.1	17.8

Average price per unit
Realized oil price per barrel - as reported	$68.02	$109.06	$70.99	$100.57
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$68.02	$109.06	$70.99	$100.57

Realized natural gas price per Mcf - as reported	$1.31	$5.30	$2.00	$4.57
Realized impact of derivatives per Mcf	—	—	0.58	(0.07)
Net realized price per Mcf	$1.31	$5.30	$2.58	$4.50

Realized NGL price per barrel - as reported	$15.97	$35.96	$20.19	$34.86
Realized impact of derivatives per barrel	—	—	—	(0.29)
Net realized price per barrel	$15.97	$35.96	$20.19	$34.57

Realized price per Boe - as reported	$20.99	$43.07	$24.76	$39.45
Net realized price per Boe - including impact of derivatives	$20.99	$43.07	$26.66	$39.11

Average cost per Boe
Lease operating	$5.53	$5.87	$6.63	$6.32
Production, ad valorem, and other taxes	$1.72	$2.96	$2.10	$2.76
Depletion (1)	$2.35	$1.74	$2.33	$1.62

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.45	$1.32	$1.10	$2.27
Diluted	$0.45	$1.30	$1.09	$2.24

Adjusted net income per share available to common stockholders
Basic	$0.38	$1.33	$1.08	$2.29
Diluted	$0.38	$1.32	$1.07	$2.26

Weighted average number of shares outstanding (in thousands)
Basic	36,892	36,699	36,876	36,667
Diluted	37,097	37,185	37,085	37,107

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three-months ended June 30, 2023 (unaudited):

	Three Months Ended	Six Months Ended
	June 30, 2023	June 30, 2023
	(In thousands)	(In thousands)

Drilling and completion	$8,238	$18,481
Capital workovers	1,030	2,866
Leasehold and geophysical	(332)	(191)
Total Capital Expenditures	$8,936	$21,156
(excluding acquisitions and plugging and abandonment)

Capitalization
The Company’s capital structure as of June 30, 2023 and December 31, 2022 is presented below:

	June 30, 2023	December 31, 2022

	(In thousands)
Cash, cash equivalents and restricted cash	$224,027	$257,468

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	1,078,070	1,151,689
Accumulated deficit	(623,409)	(663,804)
Total SandRidge Energy, Inc. stockholders’ equity	454,698	487,922

Total capitalization	$454,698	$487,922

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Oil, natural gas and NGL	$33,419	$69,760	$76,566	$127,247
Total revenues	33,419	69,760	76,566	127,247
Expenses
Lease operating expenses	8,802	9,512	20,496	20,374
Production, ad valorem, and other taxes	2,740	4,799	6,491	8,909
Depreciation and depletion — oil and natural gas	3,744	2,826	7,198	5,227
Depreciation and amortization — other	1,615	1,563	3,233	3,138
General and administrative	2,476	2,171	5,385	4,701
Restructuring expenses	262	433	301	642
Employee termination benefits	—	—	19	—
(Gain) loss on derivative contracts	—	—	(1,447)	1,064
Other operating (income) expense	(27)	(51)	(121)	(115)
Total expenses	19,612	21,253	41,555	43,940
Income from operations	13,807	48,507	35,011	83,307
Other income (expense)
Interest income (expense), net	2,828	(27)	5,327	(179)
Other income, net	2	12	57	88
Total other income (expense)	2,830	(15)	5,384	(91)
Income before income taxes	16,637	48,492	40,395	83,216
Income tax (benefit) expense	—	—	—	—
Net income	$16,637	$48,492	$40,395	$83,216
Net income per share
Basic	$0.45	$1.32	$1.10	$2.27
Diluted	$0.45	$1.30	$1.09	$2.24
Weighted average number of common shares outstanding
Basic	36,892	36,699	36,876	36,667
Diluted	37,097	37,185	37,085	37,107

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$222,359	$255,722
Restricted cash - other	1,668	1,746
Accounts receivable, net	23,908	34,735
Derivative contracts	—	4,429
Prepaid expenses	1,815	523
Other current assets	4,744	7,747
Total current assets	254,494	304,902
Oil and natural gas properties, using full cost method of accounting
Proved	1,527,475	1,507,690
Unproved	11,565	11,516
Less: accumulated depreciation, depletion and impairment	(1,385,569)	(1,380,574)
	153,471	138,632
Other property, plant and equipment, net	89,295	92,244
Other assets	272	190
Deferred tax assets	64,529	64,529
Total assets	$562,061	$600,497

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$39,506	$46,335
Asset retirement obligation	15,647	16,074
Other current liabilities	691	870
Total current liabilities	55,844	63,279
Asset retirement obligation	49,434	47,635
Other long-term obligations	2,085	1,661
Total liabilities	107,363	112,575
Shareholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 36,966 issued and outstanding at June 30, 2023 and 36,868 issued and outstanding at December 31, 2022	37	37
Additional paid-in capital	1,078,070	1,151,689
Accumulated deficit	(623,409)	(663,804)
Total shareholders’ equity	454,698	487,922
Total liabilities and shareholders’ equity	$562,061	$600,497

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$40,395	$83,216
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	10,431	8,365
(Gain) loss on derivative contracts	(1,447)	1,064
Realized settlement gains (losses) on derivative contracts	5,876	(1,085)
Stock-based compensation	946	754
Other	77	76
Changes in operating assets and liabilities	7,574	(13,234)
Net cash provided by operating activities	63,852	79,156
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(24,327)	(11,959)
Acquisition of assets	—	(1,431)
Purchase of other property and equipment	(31)	(49)
Proceeds from sale of assets	1,334	306
Net cash used in investing activities	(23,024)	(13,133)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to shareholders	(73,823)	—
Reduction of financing lease liability	(261)	(197)
Proceeds from exercise of stock options	26	70
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(211)	(235)
Net cash provided by (used in) financing activities	(74,269)	(362)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(33,441)	65,661
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	257,468	139,524
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$224,027	$205,185
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(54)	$(167)
Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payables and accrued expenses	$1,775	$10,858
Right-of-use assets obtained in exchange for financing lease obligations	$260	$117
Inventory material transfers to oil and natural gas properties	$1,205	$—
Asset retirement obligation capitalized	$12	$—
Dividend payable	$(557)	$—

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines Adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, Adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In thousands)
Net cash provided by operating activities	$24,005	$46,963	$63,852	$79,156
Changes in operating assets and liabilities	(1,420)	6,355	(7,574)	13,234
Adjusted operating cash flow	$22,585	$53,318	$56,278	$92,390
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In thousands)
Net cash provided by operating activities	$24,005	$46,963	$63,852	$79,156
Net cash used in investing activities	(13,616)	(7,514)	(23,024)	(13,133)
Acquisition of assets	—	1,431	—	1,431
Proceeds from sale of assets	(1,334)	(247)	(1,334)	(306)
Free cash flow	$9,055	$40,633	$39,494	$67,148

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In thousands)
Net Income	$16,637	$48,492	$40,395	$83,216
Adjusted for
Interest expense	22	28	54	180
Depreciation and amortization - other	1,615	1,563	3,233	3,138
Depreciation and depletion - oil and natural gas	3,744	2,826	7,198	5,227
EBITDA	22,018	52,909	50,880	91,761

Stock-based compensation	550	398	946	754
(Gain) loss on derivative contracts	—	—	(1,447)	1,064
Realized settlement of derivative contracts	—	—	5,876	(1,085)
Employee termination benefits	—	—	19	—
Restructuring expenses	262	433	301	642
Interest income	(2,850)	(2)	(5,381)	(2)
Adjusted EBITDA	$19,980	$53,738	$51,194	$93,134

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In thousands)
Net cash provided by operating activities	$24,005	$46,963	$63,852	$79,156
Changes in operating assets and liabilities	(1,420)	6,355	(7,574)	13,234
Interest expense	22	28	54	180
Employee termination benefits	—	—	19	—
Interest income	(2,850)	(2)	(5,381)	(2)
Other	223	394	224	566
Adjusted EBITDA	$19,980	$53,738	$51,194	$93,134

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$16,637	$0.45	$48,492	$1.30
Restructuring expenses	262	0.01	433	0.02
Interest income	(2,850)	(0.08)	(2)	—
Adjusted net income available to common stockholders	$14,049	$0.38	$48,923	$1.32

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,892	37,097	36,699	37,185
Total adjusted net income per share	$0.38	$0.38	$1.33	$1.32

	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$40,395	$1.09	$83,216	$2.24
(Gain) Loss on derivative contracts	(1,447)	(0.04)	1,064	0.03
Realized settlement gains (losses) on derivative contracts	5,876	0.16	(1,085)	(0.03)
Employee termination benefits	19	—	—	—
Restructuring expenses	301	0.01	642	0.02
Interest income	(5,381)	(0.15)	(2)	—
Adjusted net income available to common stockholders	$39,763	$1.07	$83,835	$2.26

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,876	37,085	36,667	37,107
Total adjusted net income per share	$1.08	$1.07	$2.29	$2.26

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative(1)	$2,476	$1.55	$2,171	$1.34
Stock-based compensation	(550)	(0.34)	(398)	(0.25)
Adjusted G&A	$1,926	$1.21	$1,773	$1.09

	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative(1)	$5,385	$1.74	$4,701	$1.46
Stock-based compensation	(946)	(0.30)	(754)	(0.23)
Adjusted G&A	$4,439	$1.44	$3,947	$1.23
(1) General and administrative was impacted by a $0.4 million legal retainer refund received, related to the 2016 bankruptcy, that was recorded as a credit reducing general and administrative expense for the three and six-month periods ended June 30, 2022.

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.